Press Release	Source: SORL Auto Parts, Inc.

SORL Auto Parts, Inc. to Raise Approximately $10 Million in Registered Direct Offering

ZHEJIANG, China, February 4, 2010 -- SORL Auto Parts, Inc. (Nasdaq: SORL) ("SORL" or "the Company"), a leading manufacturer and distributor of commercial vehicle air brake systems as well as related auto parts in China, announced today that it has entered into definitive agreements to sell 1,000,000 shares of its common stock to select institutional investors at a price per share of $10.00 pursuant to a registered direct offering. This transaction will represent gross proceeds of approximately $10 million.

The shares are being sold under the Company's previously filed shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 14, 2010. The offering is scheduled to close on February 8, 2010 and is subject to certain conditions. The Company intends to use all of the net proceeds for general corporate and working capital purposes. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the placement agent for the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and there shall not be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, will be available on the SEC's website, http://www.sec.gov , and by contacting Rodman & Renshaw LLC, at 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or by telephone at (212) 430-1710.

About SORL Auto Parts, Inc.

As China's leading manufacturer and distributor of automotive air brake systems and other related auto parts, SORL Auto Parts, Inc. ranks first in market share in the segment for commercial vehicles weighing more than three tons, such as trucks and buses. The Company distributes products both within China and internationally under the SORL trademark. SORL ranks among the top 100 auto component suppliers in China, with a product range that includes 40 types of air brake valves and over 1000 different specifications. The Company has four authorized international sales centers in Australia, United Arab Emirates, India, and the United States, with additional offices slated to open in other locations in the near future. For more information, please visit http://www.sorl.cn .

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will", "believes", "expects" or similar expressions. These forward- looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov ..

For more information, please contact:

 At SORL Auto Parts, Inc.
 Ben Chen
 Corporate Secretary
 Director of Investor Relations
 Tel: +86-577-6581-7721
 Email: ben@sorl.com.cn

 Kevin Theiss
 Grayling
 Tel: +1-646-284-9409
 Email: kevin.theiss@grayling.com

Source: SORL Auto Parts, Inc.